EXHIBIT 10.2


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                           NOTE DUE SEPTEMBER 30, 2005

                 Amount: $3,500,000    Date: September 10, 1998
                   Rate: 13%    Maturity: September 30, 2005

      FOR VALUE RECEIVED, the undersigned, APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation (the "Company"), promises to pay to the order of MEDALLION CAPITAL, INC. ("Lender"), a licensee under the Small Business Investment Act of 1958, at its office at 7831 Glenroy Road, Suite 480, Minneapolis, Minnesota 55439-3132, or such other address as the holder hereof may specify, the principal amount of Three Million Five Hundred Thousand Dollars and No Cents ($3,500,000) together with interest on the unpaid principal balance from the date hereof until paid at the rate of 13% per annum. Interest calculations shall be based on a 360-day year.

      Principal and interest shall be payable monthly based upon the attached amortization schedule. Interest shall be paid at the rate of 19% per annum, so far as the same may be legally enforceable, on any principal and interest overdue for more than 180 days. All payments received will be first applied to unpaid interest with any remainder being applied toward principal reduction.

      This Note has been delivered in conjunction with the Loan Agreement dated September 10, 1998, by and between the Company and Lender. Any capitalized terms in this note shall have the same meaning as set forth in the Loan Agreement. The Company's obligations under this Note are secured by a Security Agreement, Deed of Trust and certain Mortgages.

      This Note is subject to prepayment in whole or part at any time at the option of the Company. However, prepayment is subject to prepayment penalties as follows: 4% of the prepaid principal amount if repaid prior to September 1, 1999; 3% of the prepaid principal amount if repaid prior to September 1, 2000; 2% of the prepaid principal amount if repaid prior to September 1, 2001. In the case of any payment of less than the total principal amount outstanding on the Note, the payment shall be applied first to the interest owed and then to the principal outstanding.

      A Default shall be deemed to have occurred upon the happening of one or more of the following events:

            (a) A failure to make a payment of any installment of principal or interest;

            (b) Any obligation of the Company (other than its obligation hereunder) for the payment of any other debt, except trade payables, is not paid when due or within any applicable grace period;


                                      -1-

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            (c) One or more judgments against the Company or attachments against its property, which in the aggregate exceeds $50,000, or the operation or result of which could be to interfere materially and adversely with the conduct of the business of the Company remains unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of 30 days.

      Upon the happening of any of the foregoing Defaults, then

            (a) this Note shall become and be immediately due and payable without declaration or other notice to the Company as set forth in Article Nine of the Loan Agreement;

            (b) Payee may exercise any other remedy provided by law, administrative action, or action of any other type whatsoever.

            (c) Payee may exercise any of the remedies set forth in the Security Agreement, including but not limited to, the possession and sale of the Collateral.

      The Company agrees, if a Default should occur, to pay the holder's collection costs, including reasonable attorneys' fees and other costs as permitted by law. The Company waives demand for payment, presentment, notice of dishonor, notice of non-payment, diligence in collecting, grace, notice and protest (other than any notice of acceleration or grace period required or provided for by this Note or Articles Eight or Nine of the Loan Agreement, which the Company does not so waive). The use of any remedy by the holder hereof will not constitute a waiver of the right to use any other remedy provided by law. No release of any security for the principal or interest due under this Note or extension of time for payment of this Note shall release or modify (except as modified in any such extension) the liability of the Company under this Note.

      This Note shall be binding upon the Company, its successors and assigns, and shall inure to the benefit of the holder hereof, its successors and assigns.


                                    APPLIANCE RECYCLING CENTERS OF AMERICA, INC.


                                       /s/ Edward R. Cameron
                                    ------------------------------------------
                                       Edward R. Cameron
                                       President